Exhibit 99.1

BOLT PROJECTS HOLDINGS, INC 2261 MARKET STREET STE 5447 SAN FRANCISCO, CA 94114

BOLT PROJECTS REPORTS Q3 2024 FINANCIAL RESULTS

Vegan Silk Traction Drives Third Quarter Results

●	Full year 2024 b-silk™ revenues are projected to exceed $1 million, propelled by deeper segment penetration and growing customers and consumers adoption

●	For 2025, b-silk revenues are projected to reach at least $4.5 million, bolstered by new customer acquisition

●	Our 2024 COGS reduction program has delivered over 60% in cost-per-kilogram produced reduction for b-silk for the year, following on prior year gains

●	Continued operational efficiencies and additional COGS reduction to create a path toward the goal of long-term, sustainable profitability

Berkeley, Calif. (Nov 7, 2024)

INTRODUCTION

Bolt Projects Holdings, Inc. (“Bolt,” “Bolt Projects” or the “Company”) (Nasdaq: BSLK), which develops and produces innovative biomaterials for the beauty and personal care industry, reported its financial results for the third quarter ended September 30, 2024 and provided a business update. In addition, the Company’s Third Quarter 2024 Shareholder Letter can be found on Bolt Projects’ Investor Relations website at https://www.boltprojectsholdings.com/.

“Over the past eighteen months, Bolt has undergone a transformational change toward a sustainable and efficient business model focused on replacing harmful environmental materials with sustainable, high-performance alternatives in the beauty and personal care market,” said Dan Widmaier, Bolt Projects Chairman and CEO. “The cornerstone of this strategy is our commercially ready b-silkTM technology, which has been on the market since 2019 and in multiple products within the beauty industry. As we have continued to work through the sales funnel we are seeing accelerated traction with prospects who want to use biotechnology ingredients to drive the products of the future.”

“We believe that Bolt is entering the market at an optimal time for market expansion, as companies have been facing aggressive environmental targets and regulatory restrictions, particularly around the biodegradability of materials used in their processes,” said Bolt Projects President Cintia Nardi. “Bolt’s sustainable biomaterials have the ability to meet these demands and drive a cleaner, more responsible future without sacrificing the high performance of their product offering.”

MARKET TRACTION

“This effort has been led by b-silk, a revolutionary biodegradable, film-former polypeptide that offers additional functional benefits for hair care, skin care and color cosmetics,” said Widmaier. “Since 2019, B-silk has delivered consistent and proven consumer satisfaction.”

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During the third quarter, two new products featuring b-silk – the Daily Defender SPF30 and the Peak Performance SPF50 – from Freaks of Nature™ were introduced to the market, driving higher visibility and deeper penetration in the sunscreen product type within skin care.

This launch adds to b-silk’s long-standing success in the hair care segment as part of Vegamour’s GRO Revitalizing Shampoo and Conditioner since 2020, powering their proprietary Karmatin™ offering. Vegamour’s success drove our revenue growth for multiple years, illustrating the impact new customer launches can have.

Bolt anticipates continued progress in multiple segments with established and indie (“independent”) consumer brands launching new products into the global market featuring Bolt’s Vegan Silk Technology Platform.

During the third quarter, Bolt also launched a second proprietary product from its Vegan Silk Technology Platform under the trade name xl-silk and an exclusive b-silk serum ingredient.

Looking forward, the two launches currently anticipated for 2025 are:

●	As early as the first quarter of 2025, a cosmetics brand is scheduled to debut a color cosmetic offering that uses Bolt’s Vegan Silk Technology Platform. “We see this product expansion as a testament to our cutting-edge Vegan Silk Technology Platform, showcasing its novel functionality,” said Nardi. “This offering has the potential to set a new standard in the beauty industry by enabling high-performance formulations in this product type. We are excited about the potential of this collaboration and its market innovation.”

●	Later in 2025, a separate cosmetics brand is slated to launch a professional haircare line using Bolt’s Vegan Silk Technology Platform. “This brand will feature an exclusive b-silk serum with unique, scientifically proven, functional benefits,” said Nardi. “This innovation aims to bring true differentiation into the segment and to deliver substantial growth backed by a multi-year contract with an exciting new partner.”

Bolt management expects to share information about additional customer launches in the coming year and will further showcase the potential of its Vegan Silk Technology Platform across segments of the beauty and personal care industry. “Overall, we believe 2025 will be pivotal in demonstrating the impact of our innovative technology as it is unveiled by our customers,” said Widmaier. “We anticipate new products that not only meet new and challenging regulatory rules around silicones and that can deliver compelling and differentiated benefits but also aim to meet the consumer’s desire for more sustainable materials.”

“We aspire to be the most desirable biotech ingredient innovator for the beauty and personal care industry,” said Widmaier, “and so we will continue relentlessly developing breakthrough innovations that surprise and delight the market, helping us gain meaningful market share, because we believe that ‘the best days are ahead of us’ and we believe the future is one ‘Where Doing Good Will Help Us Do Well.’”

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Based on current planned and pending launches, Bolt anticipates deliveries in the fourth quarter will bring 2024 revenue over $1.0 million. For 2025, Bolt foresees significant acceleration of b-silk and xl-silk sales, with at least $4.5 million of revenue already committed in 2025.

OPERATIONAL SCALABILITY & SUPPLY CHAIN RELIABILITY

“Bolt recognizes that to accelerate adoption and market penetration, our product needs to be priced to reflect its biotech innovation while also supporting the cost structure of our brand partners,” said Widmaier. “Bolt has implemented a clear plan for cost optimization through process improvements, strategic procurement, and volume-driven savings.”

“We believe that these changes will position us to pursue our target margins and expand our market presence,” said Nardi, “clearing a path to both profitability and competitive pricing.”

These strategic efforts delivered unprecedented results for the company in 2024. Year-to-date, Bolt has manufactured more than 3,000 kilograms of vegan silk material with its contract-manufacturing (CMO) partner. “These runs exceeded our highest historical production runs by more than 50%, and cost per kilo for 2024 was reduced by over 60%, both strong results along the company’s path to becoming a free-cash-flow generating business,” said Nardi.

Bolt continues to strengthen its partnership with its manufacturing network while strategically diversifying its supply chain to support business continuity and future growth. “The current capacity at our CMO partner comfortably meets our 2025 needs and projected year-over-year growth,” said Nardi. “Additionally, with the completion of their newest facility, our biomanufacturing partner has significantly expanded its production capacity and enhanced our business continuity. This should better position us to continue scaling efficiently while providing greater production stability and fostering long-term growth potential.”

“Beyond their efforts to establish reliable and efficient operational processes, our supply chain team has been focused on delivering excellent customer service and exceptional quality performance, all while maintaining a focus on a key attribute of our business and products – sustainability,” said Nardi.

“Sustainability for both people and the planet is at the core of Bolt’s mission: ‘Way Better Materials for a Way Better World’,” said Widmaier. “I am proud to share that in the third quarter, we reached a significant milestone for this aspect of our mission by being awarded the EcoVadis Silver Medal”.” EcoVadis is a third-party rating organization that reviews approximately 73,000 companies each year. “This accomplishment puts us in the top 15% of companies assessed globally for sustainability, and it underscores our dedication to ethical practices, environmental stewardship, and social impact, positioning us as a trusted partner for customers and a responsible investment opportunity for stakeholders.”

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RESEARCH AND DEVELOPMENT DELIVERS

While our focus in the past eighteen months has been optimizing Bolt’s operational processes and bolstering its go-to-market strategy, Bolt’s Research and Development effort continues to be the driving force of the company’s unique value proposition, building on an intellectual property portfolio anchored by 64 granted patents and 170 pending patent applications.

“Our Vegan Silk Technology Platform has benefited from decades of advancements in silk and biomaterials research and 15 years of development at Bolt,” said Chief Technology Officer David Breslauer. “Our breakthroughs have enabled the creation of b-silk and xl-silk, highly efficacious ingredients for the beauty and personal care industry. These materials have been shown to deliver exceptional solutions to pressing regulatory constraints and consumer’s preferences, while enabling brands to deliver on their commitment to environmental health and sustainability.”

Bolt’s focus on optimizing biomanufacturing processes, diversifying products, substantiating benefits and expanding its capabilities to support new product types has led to a number of wins over the past year, including:

●	Lower cost of manufacturing, a reduction of more than 60% per kg of b-silk produced in 2024

●	Multiple patent applications, trademark filings, and published papers

●	Development of five new molecules and two product extensions, all of which already have official INCI names (International Nomenclature Cosmetic Ingredient) assigned by the Personal Care Products Council (PCPC)

Bolt’s focus on efficiencies also extends to its research strategy, where external capabilities and infrastructure are situationally engaged, designed to capitalize on specific areas of expertise within the biotech ecosystem, such as our collaboration with Ginkgo Bioworks’ facilities and talent. This approach has enabled Bolt to deliver innovation without the significant upfront capital investment and taps into a large pool of technical talent.

CORPORATE MILESTONES

In addition to the progress above for b-silk, 2024 has seen a number of important steps forward for the Company. Notably, this earnings release represents its first following the completion of the business combination transaction between Golden Arrow Merger Corp. and the Bolt business. Over the course of the business combination, Bolt Projects closed on an aggregate of approximately $28 million PIPE and bridge financing, including $4.7 million in PIPE proceeds in August 2024, led by investors such as Scottish Mortgage / Baillie Gifford and Temasek, to support Bolt’s structure and increase its capital to advance its b-silk market expansion efforts.

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FINANCIAL RESULTS FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2024

Revenues. Revenues for the third quarter of 2024 were approximately $0.01 million compared to revenues of $1.3 million in the third quarter of 2023. Revenues decreased by $1.3 million for the three months ended September 30, 2024 compared to the three months ended September 30, 2023, primarily due to decreased sales of products from the Vegan Silk Technology Platform, including our b-silk product.

Third quarter revenues in 2023 were primarily comprised of sales to a brand as part of a broader supply and license agreement that resulted in volumes that met their projections for 2023 and 2024.

Third quarter revenues in 2024 were de minimus and related to sample volumes to support impending product launches.

Cost of Revenues. Cost of revenues for the third quarter of 2024 was approximately $0.01 million with a gross margin of 0.0%, compared to cost of revenues of $1.3 million for the third quarter of 2023 with a gross margin of 2.7%. Cost of revenues decreased by $1.3 million for the three months ended September 30, 2024 compared to the three months ended September 30, 2023, primarily due to the decrease of biomanufacturing costs relative to the decreased sales from our Vegan Silk Technology Platform, including our b-silk product.

Operating Expenses. Operating expenses were approximately $20.2 million in the third quarter of 2024, compared to $5.2 million for the same period in 2023. The primary increase was driven by transaction expenses and an increase in stock-based compensation expense related to the vesting of Restricted Stock Unit (RSU) grants related to the merger agreement with Golden Arrow Merger Corporation. In addition, the Company saw higher spending overall in operations to support growth of the business.

●	In research and development, increases were driven by the delivery of a new material (xl-silk) and a new formulation for b-silk in the Vegan Silk Technology Platform.

●	In sales and marketing, expenses decreased excluding stock-based compensation related to RSU grants, primarily due to a temporary suspension of our sales and marketing efforts during our capital raise.

●	In general and administrative, increases were caused by costs of becoming a public company, including consulting expenses and attendant public company requirements, as well as an increase in executive bonuses based on the completion of the merger transaction.

Operating and Net Income. Operating loss and net income were approximately $20.2 million and $6.4 million, respectively, for the third quarter of 2024, compared to operating loss and net loss of $5.1 million and $5.6 million, respectively, for the third quarter of 2023. Net income in the third quarter of 2024 is primarily driven by a gain related to the remeasurement gains on the Company’s warrant liabilities.

Adjusted EBITDA. Adjusted EBITDA was approximately ($2.8) million in the third quarter 2024, compared to ($4.1) million for the third quarter of 2023.

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Earnings per Share. Basic earnings per share was $0.32 for the third quarter of 2024, compared to basic net loss per share of $1.80 for the third quarter of 2023.

FINANCIAL OUTLOOK

Bolt Projects Holdings projects at least $1.0 million in revenues for 2024 and at least $4.5 million in revenues for 2025.

In addition, Bolt anticipates gross profit will be positive for the full year 2025.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical facts contained in this communication, including, without limitation, statements regarding the Company’s new products, its market potential and market adoption, customer launches, the Company’s business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “will” or the negatives of these terms or variations of them or similar terminology. Forward-looking statements include, without limitation, the Company’s expectations concerning the outlook for the business, productivity, plans, and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets, and expected future financial performance, as well as any information concerning possible or assumed future results of operations of the Company.

Forward-looking statements involve a number of risks, uncertainties, and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to: the Company’s history of net losses and ability to achieve or maintain profitability in the future; the Company ability to execute its business plan and adequately control its expenses or raise additional capital on favorable terms, if at all; the Company’s ability to continue as a going concern; the Company ability to generate sufficient cash to service all of its debt obligations; the Company’s dependence on sales of its b-silk™ product; the Company’s ability to manage growth effectively; the Company’s reliance on a single or limited manufacturing partners and manufacturing facilities for the production of b-silk™; costs of and availability for b-silk™ and the Company’s future products that are out of the Company’s control; pricing pressures if the Company’s costs of producing b-silk™ materially increase; the Company’s limited experience in marketing and selling b-silk™; market acceptance of from consumer product companies; the Company’s ability to protect adequately its patents and other intellectual property assets; government regulations and private party actions relating to the marketing and advertising of cosmetic products that include b-silk™ or other products the Company develops may restrict, inhibit or delay its ability to sell such products; and the other risks and uncertainties discussed under the caption “Risk Factors” included in the Company’s prospectus on Form 424(b)(8) filed with the SEC on October 2, 2024, as such factors may be updated from time to time in its other filings with the SEC, including, without limitation, its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, which are accessible on the SEC’s website at www.sec.gov and the Investors section of the Company’s website at www. boltthreads.com.

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The Company cautions you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date they are made. The Company undertakes no obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs, except as otherwise required by law.

NON-GAAP FINANCIAL MEASURES

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has included certain non-GAAP financial measures in this release, including EBITDA and Adjusted EBITDA.

The Company uses such non-GAAP financial measures as internal measures of business operating performance and as performance measures for benchmarking against the Company’s peers and competitors. The Company believes its presentation of EBITDA and Adjusted EBITDA provide a meaningful perspective of the underlying operating performance of the Company’s current business and enables investors to better understand and evaluate its historical and prospective operating performance. The Company believes that these non-GAAP financial measures are important supplemental measures of operating performance because they exclude items that vary from period to period without correlation to the Company’s core operating performance and highlight trends in its business that may not otherwise be apparent when relying solely on GAAP financial measures. Due to the nature of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of the Company’s future operating performance. The Company believes investors, analysts and other interested parties use EBITDA and Adjusted EBITDA in evaluating issuers, and the presentation of these measures facilitates a comparative assessment of the Company’s operating performance in addition to the Company’s performance based on GAAP results.

The Company’s non-GAAP financial measures should not be considered as an alternative to net income (loss) as a measure of financial performance or any other performance measure derived in accordance with GAAP and should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items.

EBITDA is defined as net income (loss) adjusted for interest expense and depreciation. Adjusted EBITDA is defined as net income (loss) adjusted for interest expense and depreciation and amortization, (gain)/loss on lease termination, lease property and equipment impairment, loss on extinguishment on convertible notes, non-cash fair value remeasurements of convertible notes, warrant and share-based liabilities, bridge note issuance costs, restructuring costs and stock-based compensation.

EBITDA and Adjusted EBITDA are not recognized terms under GAAP, and the Company’s presentation of these non-GAAP measures does not replace the presentation of the Company’s financial results in accordance with GAAP. Because all companies do not use EBITDA and Adjusted EBITDA (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way the Company calculates such measures. The non-GAAP financial measures included in this release should not be construed as substitutes for or better indicators of the Company’s performance than the most directly comparable GAAP financial measures. See the reconciliation tables that accompany this release for additional information regarding certain of the non-GAAP financial measures included herein.

ABOUT BOLT PROJECTS HOLDINGS

Bolt Projects develops and produces innovative biomaterials for the beauty and personal care industry. The company is built on biomaterials platforms that aim to disrupt and transform high-volume consumer goods industries. Bolt Projects is a pioneer in the consumer biomaterials space. The company’s Vegan Silk Technology Platform produces b-silk and other offerings for the beauty and personal care industry that are fully vegan and biodegradable. These versatile ingredients have been on the market since 2019. Its intellectual property portfolio is anchored by 64 granted patents and 170 pending patent applications.

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BOLT PROJECTS HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	September 30, 2024	December 31, 2023
	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$6,505	$894
Restricted cash, current	-	40
Inventory	2,984	235
Prepaid expenses and other current assets	2,921	3,503
Total current assets	12,410	4,672
Deferred transaction costs	-	16,234
Other non-current assets	3,507	3,368
Total assets	$15,917	$24,274
Liabilities, Convertible Preferred Stock and Stockholders’ Deficit:
Current liabilities:
Accounts payable	$378	$1,792
Accrued expenses and other current liabilities	2,545	1,053
Excise tax payable	2,925	-
Convertible notes, current	-	15,604
Related party convertible notes, current	-	2,133
Operating lease liabilities, current	-	359
Share-based termination liability	-	6,349
Total current liabilities	5,848	27,290
Operating lease liabilities, non-current	-	2,093
Long-term debt, non-current	13,279	13,340
Public placement warrant liability	889	-
Related party private placement warrant liability	464	-
Convertible preferred stock warrant liability	-	203
Other non-current liabilities	609	-
Total liabilities	21,089	42,926
Convertible preferred stock	-	93,889
Total stockholders’ deficit	(5,172)	(112,541)
Total liabilities, convertible preferred stock, and stockholders’ deficit	$15,917	$24,274

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BOLT PROJECTS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In Thousands, Except Per Share Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023 (Revised)(1)
	(unaudited)
Revenue	$5	$1,289	$80	$2,032
Cost of revenue	5	1,254	155	3,698
Gross income (loss)	—	35	(75)	(1,666)

Operating expenses:
Research and development	3,476	844	4,860	9,077
Sales and marketing	1,597	33	1,720	861
General and administrative	15,133	4,039	28,431	12,832
Restructuring costs	—	243	—	3,927
Total operating expenses	20,206	5,159	35,011	26,697
Loss from operations	(20,206)	(5,124)	(35,086)	(28,363)

Total other income (expense), net	26,598	(428)	(24,048)	(21,687)
Income (loss) before income taxes	6,392	(5,552)	(59,134)	(50,050)
Income tax provision	—	—	—	—
Net income (loss)	$6,392	$(5,552)	$(59,134)	$(50,050)

Other comprehensive income (loss):
Reporting currency translation	71	26	98	22
Comprehensive income (loss)	$6,463	$(5,526)	$(59,036)	$(50,028)

Weighted-average common shares outstanding:
Basic	19,908,205	3,087,760	9,788,196	3,087,760
Diluted	19,935,348	3,087,760	9,788,196	3,087,760
Net income (loss) per share:
Basic	$0.32	$(1.80)	$(6.04)	$(16.21)
Diluted	$0.32	$(1.80)	$(6.04)	$(16.21)

(1)	Certain expenses previously recorded as general and administrative were related to activities that should be recorded as research and development or sales and marketing. As a result, management has corrected this error by reducing general and administrative expense by $3.5 million, and increasing the sales and marketing expense by $0.6 million and research and development by $2.9 million for the nine months ended September 30, 2023. This classification adjustment was made to better reflect the nature of the expenses in accordance with U.S. GAAP. The misclassification had no impact on the Company’s total operating expenses, net income, or earnings per share.

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BOLT PROJECTS HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023 (Revised)(1)
	(unaudited)
GAAP net income (loss)	$6,392	$(5,552)	$(59,134)	$(50,050)
Interest expense	286	902	930	2,626
Depreciation	1	—	2	1,088
EBITDA	6,679	(4,650)	(58,202)	(46,336)
Non-GAAP adjustments:
(Gain) loss on lease termination	(2,013)	319	(2,013)	319
Lease, property and equipment impairment (2)	—	12	—	21,567
Loss on extinguishment of convertible notes	—	—	26,359	—
Non-cash fair value remeasurements of convertible notes, warrant, and share-based liabilities (3)	(24,419)	(126)	(569)	(126)
Bridge note issuance costs (4)	2,043	—	11,460	—
Restructuring costs	—	243	—	3,927
Stock-based compensation	14,943	98	15,138	545
Adjusted EBITDA	$(2,766)	$(4,104)	$(7,826)	$(20,104)

(1)	Certain expenses previously recorded as general and administrative were related to activities that should be recorded as research and development or sales and marketing. As a result, management has corrected this error by reducing general and administrative expense by $3.5 million, and increasing sales and marketing expense by $0.6 million and research and development by $2.9 million for the nine months ended September 30, 2023. This classification adjustment was made to better reflect the nature of the expenses in accordance with U.S. GAAP. The misclassification had no impact on the Company’s total operating expenses, net income, or earnings per share.

(2)	Includes property and equipment impairment charges of $0.01 million and $19.3 million and lease impairment charges of $0.01 million and $2.3 million for the three and nine months ended September 30, 2023, respectively.

(3)	Includes the following:

●	Remeasurement of public placement warrant liability of ($24.3) million and related party private placement warrant liability of ($12.7) million for both the three and nine months ended September 30, 2024, respectively,

●	Remeasurement of share-based termination liability of ($0.3) million and $1.0 million for the three and nine months ended September 30, 2024, respectively,

●	Remeasurement of related party convertible notes ($1.8) million and $3.8 million for the three and nine months ended September 30, 2024, respectively,

●	Remeasurement of convertible notes of $14.6 million and $31.7 million for the three and nine months ended September 30, 2024, respectively, and

●	Remeasurement of convertible preferred stock warrant liability of ($0.1) million and $0.01 million for the three and nine months ended September 30, 2024, respectively, and $0.1 million for both the three and nine months ended September 30, 2023.

(4)	Bridge Convertible Notes issuance costs of $2.0 million and $11.5 million included in operating expenses within general and administrative expenses for the three and nine months ended September 30, 2024, respectively.

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CONTACTS

For Bolt Projects Holdings Media Inquiries:

press@boltthreads.com

For Bolt Projects Holdings Investor Inquiries:

investors@boltthreads.com

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